Exhibit 99.1

Advanced Biotherapy and Innogenetics Combine Intellectual Property on
                    Antibodies to Interferon-Gamma

    WOODLAND HILLS, Calif. & GENT, Belgium--(BUSINESS WIRE)--May 5, 2004--Advanced Biotherapy, Inc. (OTCBB:ADVB) and Innogenetics NV (Euronext:INNX) announced the signing of a cross-licensing agreement combining Innogenetics' patented humanized antibody to interferon-gamma (known as INNO 202) and Advanced Biotherapy's intellectual property in the field of various immune diseases involving interferon-gamma. By granting each other access to their respective intellectual property, the agreement provides a broader, joint position to attract interested third parties when negotiating mutually relevant development and commercial license agreements. The first clinical indication targeted in this arrangement is rheumatoid arthritis, but the agreement provides both companies with the option to target other widespread autoimmune conditions in the future. Proceeds resulting from the combined intellectual property will be shared between both companies.
    "We are very pleased to collaborate with Innogenetics," stated Edmond Buccellato, CEO and Chairman of the Board of Advanced Biotherapy. "Combining patent portfolios and technical know-how will position us to deal effectively with third parties interested in treating autoimmune diseases using humanized antibodies to interferon-gamma."
    Phillippe Archinard, CEO of Innogenetics added, "This collaboration also offers new licensing avenues for our humanized monoclonal antibody targeting interferon-gamma in therapeutic indications other than sepsis. Innogenetics will benefit from this partnership with a company that is strongly committed to developing interferon-gamma blocking agents, which fall outside Innogenetics' focus on therapeutic vaccines."
    Under the provisions of the collaboration agreement announced today, both companies may continue to license their respective intellectual property rights to third parties independent of the collaboration agreement.

    Previously Reported Events

       Advanced Biotherapy -- investigational trial in field of
                         rheumatoid arthritis

    As previously reported, Advanced Biotherapy, Inc. sponsored an investigational, randomized, double-blind trial in 55 patients with severe rheumatoid arthritis unresponsive to other anti-arthritic treatments. This trial undertaken in Russia followed a preliminary study with 25 patients, which produced encouraging results. The 55 patients were either given a short course of antibodies to interferon-gamma, a short course of antibodies to tumor necrosis factor-alpha, or a placebo. Four weeks after treatment, both groups receiving an investigational antibody to interferon-gamma and the group receiving an investigational antibody to tumor necrosis factor-alpha exhibited sustained significant improvement in all clinical measures. However, ultrasound measurement of the thickness of the inflamed knee-joint lining (the synovial membrane) established that only anti-interferon-gamma resulted in a significant reduction in membrane thickness. Four weeks after the initiation of treatment, using criteria for measuring therapeutic responses established by the American College of Rheumatology, the number of patients achieving the maximum level of response was greater in the patients receiving antibody to interferon-gamma.

          Innogenetics -- positive preclinical results using
                       interferon-gamma antibody

    In 2003, Innogenetics reported positive results of the pivotal preclinical evaluation of its proprietary interferon-gamma monoclonal antibody (INNO 202) for the treatment of severe sepsis in a clinically relevant animal model. We invite you to consult the press release of May 6, 2003 on Innogenetics' website (www.innogenetics.com) for further information.

    About Advanced Biotherapy

    Headquartered in Woodland Hills, Calif., with laboratories in Columbia, Maryland, Advanced Biotherapy, Inc. is dedicated to pioneering the development of innovative antibody and other anti-cytokine therapies for treating severe and widespread autoimmune diseases. The Company's investigational therapies treat autoimmune diseases at their source, neutralizing biologic imbalances that impair immune system function. Its core technology is protected under U.S. patents and patents pending for the use of a class of inhibitors to the cytokines known as interferon-gamma and tumor necrosis factor-alpha. They also cover the use of inhibitors to other cytokines for treating a range of autoimmune diseases. The Company has demonstrated the effectiveness of its scientific strategy by conducting investigational clinical trials treating patients suffering from multiple sclerosis, rheumatoid arthritis, corneal transplant rejection and certain autoimmune skin conditions, including psoriasis.

    About Innogenetics

    Innogenetics is an international biopharmaceutical company building parallel businesses in the areas of specialty diagnostics and therapeutic vaccines. In 2003, total revenues increased by 16% to EUR 73 million, with specialty diagnostics reaching an operating profit of EUR 7 million. Its Diagnostics Division develops a large number of specialty products covering three areas: infectious diseases (hepatitis C, hepatitis B, and HIV), genetic testing (HLA tissue typing and cystic fibrosis), and neurodegeneration (Alzheimer's disease). In its Therapeutics Division, Innogenetics focuses on the development of therapeutic vaccines to address unmet medical needs in the field of infectious diseases, with two compounds now in clinical trials (hepatitis C in phase 2 and hepatitis B in phase 1). Innogenetics has a strong commercially oriented management team and distinctive dual business model. Founded in 1985, Innogenetics is listed on Euronext Brussels (INNX). Innogenetics' headquarters are in Gent, Belgium, with sales affiliates in the United States, Germany, France, Spain, and Italy. Innogenetics employs 590 people worldwide and has a market capitalization of approximately EUR 360 million (May 3, 2004).

    Statements made in this news release, other than statements of historical fact, are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the anticipated results or other expectations expressed in forward-looking statements made by Advanced Biotherapy, Inc. or Innogenetics NV in this news release. Some of these forward-looking statements may be identified by the use of words in the statements such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "could" or other words and terms of similar meaning. The risks and uncertainties which may affect the development, operations and results of Advanced Biotherapy's business include, but are not limited to the following: risks associated with clinical trials, the uncertainties of research and product development programs, the uncertainties of the regulatory approval process, the risks of competitive products, the risks of our current capital resources, the uncertainties as to the availability of future capital and our future capital requirements, and the risks associated with the extent and breadth of Advanced Biotherapy's patent portfolio. Similar risks and uncertainties as well as others may affect Innogenetics. There are no assurances that Advanced Biotherapy's product candidates will receive regulatory approval; no assurances can be given about Innogenetics' product candidates. The foregoing discussion of the pending clinical investigations and the effect of the patents issued and pending involves risks and uncertainties, including but not limited to the risks that third parties may be successful in challenging such patents; or that granted claims may be held invalid or interpreted differently by a court of law; or that new technologies will be developed that are superior in treating the diseases targeted by Advanced Biotherapy, Inc. No assurances can be given regarding Innogenetics' product candidates or patents. Readers are cautioned not to place reliance on these forward-looking statements, which speak only as of the date the statements were made. See Advanced Biotherapy's public filings with the Securities and Exchange Commission for further information about risks and uncertainties that may affect the Company and the results or expectations expressed in its forward-looking statements, including the section captioned "Factors That May Affect The Company" contained in Advanced Biotherapy's Annual Report on Form10-KSB for the fiscal year ended December 31, 2003.

    CONTACT: Advanced Biotherapy
             Amy Buccellato, +1 818-883-6716
             amy@advancedbiotherapy.com
             www.advancedbiotherapy.com
             or
             Innogenetics
             Jean-Christophe Donck, +32 (0)9 329 1701 jeandon@innogenetics.com www.innogenetics.com